Exhibit 10.2

AMENDMENT NO. 1 TO BRIDGE LOAN AGREEMENT

AMENDMENT NO. 1 (this “Amendment”) dated as of July 14, 2011 to the Bridge Loan Agreement dated as of July 11, 2011 (the “Credit Agreement”) among Joy Global Inc. (the “Borrower”), the Subsidiaries of the Borrower party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

The parties hereto agree as follows:

SECTION 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2.  Amendment to the Credit Agreement.  Section 3.02(f) of Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(f)           (A) the Company’s “Revenue”, as set forth in the Company’s results announcement for the twelve months ending December 31, 2011 filed with The Stock Exchange of Hong Kong Limited pursuant to the Listing Rules (the “December 31 Report”) and determined in accordance with the Company’s financial and accounting policies, practices and judgments (and as adjusted to exclude: (i) non-recurring extraordinary or one-time items, adjustments or accruals; (ii) adjustments arising as a result of or in connection with the 41% Purchase Agreement and the completion of the sale and purchase of the ordinary shares of the Company thereunder and the transactions contemplated thereby; and (iii) payments, transaction fees and expenses, reserves, accruals, adjustments, transactions or circumstances arising as a result of or in connection with the 41% Purchase Agreement and the completion of the sale and purchase of the ordinary shares of the Company thereunder and the transactions contemplated thereby), shall be greater than or equal to 80% of the Company’s “Revenue” for the corresponding twelve months ended December 31, 2010 (as so adjusted) and (B) the dollar value of the original equipment bookings of the Company and its subsidiaries for the twelve months ending December 31, 2011 shall be greater than or equal to 80% of the dollar value of the original equipment bookings of the Company and its subsidiaries for the corresponding twelve months ended December 31, 2010; provided that the condition set forth in this paragraph (f) shall be inapplicable if the Chinese Ministry of Commerce shall have granted approval for the 41% Purchase prior to the filing of the December 31 Report.”

SECTION 3.  Additional Amendment to the Credit Agreement.  Annex B to the Credit Agreement is hereby replaced with the agreement attached an Annex A hereto.

SECTION 4.  Effectiveness.  This Amendment shall become effective upon receipt by the Administrative Agent from the Borrower and each of the Lenders party hereto (which Lenders constitute all of the Lenders) of a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

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SECTION 5.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

JOY GLOBAL INC.

By:	/s/ Michael S. Olsen
	Name:	Michael S. Olsen
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., as Lender and as Administrative Agent

By:	/s/ Suzanne Ergastolo
	Name:	Suzanne Ergastolo
	Title:	Vice President

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Anna Ostrovsky
	Name:	Anna Ostrovsky
	Title:	Authorized Signatory

BANK OF AMERICA, N.A., as Lender

By:	/s/ Chris Burns
	Name:	Chris Burns
	Title:	Vice President

Annex A

[41% Purchase Agreement (as amended and restated on July 14, 2011)]